SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2002

BURST.COM, Inc.

(exact name of registrant as specified it its charter)

Washington	0-28079	84-1141967
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

613 Fourth Street, Suite 201

Santa Rosa, California 95404

(707) 541-3870

(Address of principal executive offices, including zip code, and telephone number, Including area code)

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

On June 18, 2002, we filed a complaint in the U.S. District Court for the Northern District of California, naming Microsoft Corporation as defendant and alleging violations of the Patent Act, Sherman Act, Sections 1 & 2, California Cartwright Act (anti-trust), California Business & Professions Code Section 17200 (unfair acts or practices), the California Trade Secrets Act and for breach of contract. The attached Press Release was released on June 19, 2002.

Item 7. Exhibits

The following exhibit is filed as part of this report:

99.1 Press Release, dated June 19, 2002.

99.2 Complaint and Jury Demand, Burst.Com Inc. v. Microsoft Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURST.COM, INC.

By: /s/ Richard A. Lang
Its: Chief Executive Officer

Exhibit Index:
Exhibit

99.1	Press Release, dated June 19, 2002
99.2	Complaint and Jury Demand, Burst.Com Inc. v. Microsoft Corporation